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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Chesapeake Energy Corporation on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-46129 and 333-48585) and Form S-3
(File Nos. 333-50547 and 333-57235) of our report dated March 18, 1999 on our audit of the consolidated financial statements of Chesapeake Energy Corporation for the year ended December 31, 1998, the six months ended December 31, 1997 and for the years ended June 30, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP
Oklahoma City, Oklahoma
March 18, 1999